Pricing Supplement No. ETN-10/A† To the Prospectus Supplement dated March 23, 2012 and the Prospectus dated March 23, 2012	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-180300-03 February 23, 2015
$400,000,000*†† Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes (ETNs) due September 10, 2018** Linked to the STOXX Europe 50® USD (Gross Return) Index

General

•	The ETNs are designed for investors who seek a leveraged return linked to the performance of the STOXX Europe 50® USD (Gross Return) Index, an index composed of the equity securities of 50 European companies selected from within the STOXX Europe 600 Index. The ETNs are leveraged with respect to the Index and, as a result, investors will benefit from a multiple of any beneficial performance of the Index, and will be exposed to a multiple of any adverse performance of the Index, in each case reduced by the application of the Investor Fee and the Exposure Fee, and any applicable Rebalance Fee, Early Redemption Charge and/or Acceleration Fee (collectively, the “ETN Fees”). The ETNs are subject to a leverage factor of 2, but the effective leverage will vary if the Closing Indicative Value of the ETNs has changed since inception.
•	The ETNs do not guarantee any return of principal. Investors should be willing to forgo interest payments and, if the Index declines, be willing to lose up to 100% of their investment. If the Closing Indicative Value is equal to or less than 60% of the Initial Indicative Value or, if a Rebalance Event has occurred, the most recent Rebalanced Indicative Value, a deleveraging of the ETNs will occur and a Rebalance Fee will apply. In addition, the ETNs will be subject to automatic acceleration if the Intraday Indicative Value is equal to or less than 40% of the Initial Indicative Value or, if a Rebalance Event has occurred, the most recent Rebalanced Indicative Value and an Acceleration Fee will apply. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing September 10, 2018, unless the maturity is extended at our option, as described below.**
•	Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-25 of this pricing supplement. An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be impacted in complex ways by volatility of the Index. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the terms of the investment in the ETNs, seek a leveraged exposure to the Index subject to the applicable ETN Fees and are familiar with the behavior of the Index and financial markets generally. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
•	The initial issuance of ETNs priced on September 5, 2013 (the “Inception Date”) and settled on September 10, 2013 (the “Initial Settlement Date”).
•	The ETNs are subject to early redemption or acceleration in whole or in part at any time, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.

The ETNs are currently listed on NYSE Arca under the ticker symbol “FIEU”. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on any exchange.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-25 of this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-10 dated September 5, 2013. We refer to this amended and restated pricing supplement as the “pricing supplement.”

†† Amount represents an increase of $200,000,000 in principal amount of the ETNs from the amount set forth in Pricing Supplement No. ETN-10 dated September 5, 2015.

* Reflects the stated principal amount of the ETNs offered hereby and includes the stated principal amount of ETNs outstanding as of February 23, 2015. As of February 23, 2015, there was $199,360,000 in stated principal amount of ETNs (1,993,600 ETNs) outstanding. The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding aggregate principal amount of the ETNs. ETNs may be offered and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs after the Inception Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).

** The scheduled Maturity Date is initially September 10, 2018, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the ETN Fees. In addition, if you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

February 23, 2015

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Inception Date:	September 5, 2013
Initial Settlement Date:	September 10, 2013
Valuation Date:	September 5, 2018, or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date and any Accelerated Valuation Date, subject to postponement in the event of a Market Disruption Event or an extension of the maturity date as described herein.*** If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled maturity date, as extended.
Maturity Date:	If not previously redeemed or accelerated, the ETNs will mature on September 10, 2018, subject to postponement in the event of a Market Disruption Event or an extension of the maturity date as described herein.
Stated Principal Amount; Denomination:	$100.00 per ETN
Index:	The return on the ETNs is linked to a leveraged participation in the performance of the Index. The Index is composed of the equity securities of 50 “blue-chip” European companies by free-float market capitalization (each, an “Index Component”) selected from within the STOXX Europe 600 Index (the “Parent Index”). The Parent Index contains the 600 largest companies traded on the major exchanges of 18 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Index is calculated, maintained and published by STOXX Limited (the “Index Sponsor”), which launched the Index on March 27, 2012. The intraday level and the official Closing Level of the Index are reported by the Index Sponsor on Bloomberg page “SX5PGV <Index>”. For more information on the Index, see “The Index” in this pricing supplement.
Closing Level:	The Closing Level of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “SX5PGV <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.” The Closing Level of the Index on the Inception Date was 1,318.04 (the “Initial Index Level”).
CUSIP | ISIN Number:	22542D100 | US22542D1000
Payment at Maturity:	If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $100.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.
Closing Indicative Value:

The Closing Indicative Value for the ETNs on the Inception Date was $100 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Closing Indicative Value on February 18, 2015 was $116.92.

Rebalanced Indicative Value:	If no Rebalance Event has occurred, the Rebalanced Indicative Value will be the Closing Indicative Value on the Inception Date. Otherwise, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.
Intraday Indicative Value:	The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FIEUIV Index” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.
Splits; Reverse Splits:	If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time.
Index Amount:

The Index Amount for the ETNs on the Inception Date was 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

(Key Terms continued on next page)

Index Units:	On any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, the Index Units will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including any Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.
Leverage Factor:	2.0.
Investor Fee:	On any ETN Business Day following the Inception Date, the Investor Fee will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.05% times (3) the Day Count Fraction.
Exposure Fee:

On any ETN Business Day following the Inception Date, the Exposure Fee will be equal to the product of (1) the Index Units as of the previous ETN Business Day times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

Financing Rate:	On any LIBOR Business Day, the Financing Rate will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.76% (76 basis points).
Reference Rate:	3 month US dollar LIBOR, which is the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.
Day Count Fraction:	On any ETN Business Day, the Day Count Fraction will be equal to (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.
Quarterly Reference Date:	The Quarterly Reference Date will be each quarterly date on the 5th of each third month, or if such date is not a LIBOR Business Day, the next successive LIBOR Business Day, commencing on and including the Inception Date.
Rebalance Event:

If the Closing Indicative Value on any Trading Day is equal to or less than 60% of the Initial Indicative Value or the most recent Rebalanced Indicative Value, as the case may be, (each, a “Rebalance Event” and such day, a “Rebalance Trigger Date”), the following Trading Day will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs – Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date.

A Rebalance Event can occur on one or more occasions. Each Rebalance Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This also means that you would not recover your investment even if the Index level were to increase to the Initial Index Level (or to the level of the Index as of the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur the Rebalance Fee. This fee will reduce the value of your ETNs.

Rebalance Fee:	On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) 0.05% times (2) the Closing Level of the Index on such Rebalance Date times (3) the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.
Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until August 28, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi, as the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

Early Redemption Valuation Date:	You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.
Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date.*** (Key Terms continued on next page)

Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.
Early Redemption Charge:	If you elect to have Credit Suisse redeem your ETNs, an Early Redemption Charge equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day will apply.
Acceleration at Our Option or Upon Acceleration Event:	We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).
Accelerated Redemption Amount:

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Accelerated Valuation Period; Accelerated Valuation Date:

In the case of an Optional Acceleration of all outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Acceleration Event:	From the Inception Date to but excluding the date of the first Rebalance Event, an Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is less than or equal to 40% of the Initial Indicative Value. From and after any Rebalance Event, an Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is less than or equal to 40% of the Rebalanced Indicative Value.
Acceleration Fee:	Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.
Secondary Market:

The ETNs are currently listed on NYSE Arca under the ticker symbol “FIEU”. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on any exchange. We may create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected.

Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
Index Business Day:	Any day on which the level of the Index is calculated and published.
Index Component Business Day:	With respect to any Index Component, a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.
ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.
LIBOR Business Day:	Any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
Calculation Agent:	Credit Suisse International (“CSi”).

You should read this pricing supplement together with the accompanying prospectus supplement dated March 23, 2012 and the prospectus dated March 23, 2012, relating to our Medium-Term Notes of which these ETNs are a part. This pricing supplement amends, restates, and supersedes pricing supplement No. ETN-10 dated September 5, 2013 in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-10/A and in the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and Prospectus dated March 23, 2012:

http://www.sec.gov/Archives/edgar/data/1053092/000104746912003186/a2208088z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

i

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated March 23, 2012, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated March 23, 2012.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the STOXX Europe 50® USD (Gross Return) Index (the “Index”) on a leveraged basis. The ETNs seek to approximate the return that might be available through a leveraged “long” investment strategy in the components of the Index. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged investment strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. In order to seek to replicate a leveraged “long” investment strategy, the ETNs provide that each $100 invested by investors on the Inception Date is leveraged through a notional loan of $100 on the Inception Date, which, together with the $100 invested, represents a notional investment of $200 in the Index on the Inception Date. The ETNs are subject to a leverage factor of 2, but the effective leverage will vary if the Closing Indicative Value of the ETNs has changed since inception. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be impacted in complex ways by volatility of the Index and application of the ETN Fees.

The “Index Units” represent an investor’s exposure to movements in the Index. On the ETN inception date, the “Index Units” were set equal to approximately 0.15174 (representing a $100 investment, leveraged by a factor of 2, divided by 1,318.04, the level of the Index on the ETN inception date). The Index Units will remain unchanged unless the Closing Indicative Value falls below $60 (60% of the Initial Indicative Value). Each Day, the Index Units are multiplied by the change in the level of the Index to generate that day’s “Index Amount”. Fees are also assessed on the ETNs, and include the Exposure Fee, the Investor Fee, and a Rebalance Fee if there is a rebalancing of the Index Units. The previous day’s Closing Indicative Value, plus the Index Amount, less the ETN Fees, equals the current day’s indicative value.

During the term of your ETNs, the formula that determines the amount payable on your ETNs will reduce the amount of your return (or increase your loss) on the payment at maturity, or payment upon early redemption or acceleration through the application of the ETN Fees. The Exposure Fee is applied to the full leveraged exposure of the ETNs and represents, among other things, financing charges for the benefit of Credit Suisse. In order to mitigate the risk to Credit Suisse that the value of the ETNs is not sufficient to repay the principal and interest of the notional loan, an automatic early acceleration of the ETNs will occur if the Intraday Indicative Value is equal to or less than 40% of the Initial Indicative Value or, if a Rebalance Event has occurred, the most recent Rebalanced Indicative Value and an Acceleration Fee will apply, as provided for under the “Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

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We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum payment at maturity, or payment upon early redemption or acceleration and are exposed to any decline in the Index on a leveraged basis.

For a description of how the payment at maturity, or payment upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Rebalanced Indicative Value, the Intraday Indicative Value and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs.”

An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be impacted in complex ways by volatility of the Index. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the terms of the investment in the ETNs, seek a leveraged exposure to the Index subject to the applicable ETN Fees and are familiar with the behavior of the Index and financial markets generally. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The Index is composed of the equity securities of 50 “blue-chip” European companies by free-float market capitalization (each, an “Index Component”) selected from within the STOXX Europe 600 Index (the “Parent Index”). The Parent Index contains the 600 largest companies traded on the major exchanges of 18 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Index is calculated, maintained and published by STOXX Limited (the “Index Sponsor”), which launched the Index on March 27, 2012. The intraday level and the official closing level of the Index are reported by the Index Sponsor on Bloomberg page “SX5PGV <Index>”.

How has the Index performed historically?

Publication of the Index began March 27, 2012, with a base value of 1,000 as of December 29, 2000.

The following graph sets out the retrospectively calculated Closing Levels from December 29, 2000 to March 26, 2012 and the historical Closing Levels from March 27, 2012 to February 18, 2015. The Closing Level of the Index on February 18, 2015 was 1446.55. Because the Index was published beginning only on March 27, 2012, we have used historical simulated data for the Index to illustrate the retrospective performance of the Index prior to

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such date. We obtained the historical simulated data from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

The graph below does not represent the actual return you should expect to receive on the ETNs. Retrospective and historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The ETNs do not guarantee any return of, or on, your initial investment. Any payment you will be entitled to receive on the ETNs is subject to our ability to satisfy our obligations as they become due.

Historical and Retrospective Performance of the Index

Will I receive interest on the ETNs?

You will not receive any interest payments on your ETNs. The ETNs are not designed for investors who are looking for periodic cash payments. Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the Index declines or does not increase enough to offset the effect of the ETN Fees, are willing to lose some or all of their principal.

How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on September 10, 2018 (the “Maturity Date”), subject to postponement in the event of a Market Disruption Event or an extension of the Maturity Date as described herein “Specific Terms of the ETNs—Payment at Maturity.”

Payment at Maturity

If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $100.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

The “Closing Indicative Value” for the ETNs on the Inception Date was $100 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN

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Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The “Intraday Indicative Value” of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FIEUIV Index” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time.

The “Index Amount” for the ETNs on the Inception Date was 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor of 2.0 times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including any Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.05% times (3) the Day Count Fraction.

The “Exposure Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Index Units as of the previous ETN Business Day times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction. The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.76% (76 basis points). The “Day Count Fraction,” on any ETN Business Day, will be equal to (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360. The “Quarterly Reference Date” will be each quarterly date on the 5th of each third month, or if such date is not a LIBOR Business Day, the next successive LIBOR Business Day, commencing on and including the Inception Date. The “Reference Rate” is 3 month US dollar LIBOR is the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

The ETNs do not guarantee any return of principal. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees over the term of the ETNs, you will receive less than the principal amount of your investment at maturity, upon early redemption or acceleration of the ETNs.

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See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “SX5PGV <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Rebalance Event

If the Closing Indicative Value on any Trading Day is equal to or less than 60% of the Initial Indicative Value or the most recent Rebalanced Indicative Value, as the case may be (each, a “Rebalance Event” and such day, a “Rebalance Trigger Date”), the following Trading Day will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event, and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the Rebalance Date. The “Rebalance Fee,” on any ETN Business Day that is not a Rebalance Date, will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) 0.05% times (2) the Closing Level of the Index on such Rebalance Date times (3) the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.

A Rebalance Event can occur on one or more occasions. Each Rebalance Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This also means that you would not recover your investment even if the Index level were to increase to the Initial Index Level (or to the level of the Index on the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur the Rebalance Fee. This fee will reduce the value of your ETNs.

If no Rebalance Event has occurred, the “Rebalanced Indicative Value” will be the Closing Indicative Value on the Inception Date. Otherwise, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until August 28, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be

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the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.

The “Early Redemption Charge” will equal the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Payment Upon Acceleration

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). From the Inception Date to but excluding the date of the first Rebalance Event, an Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is less than or equal to 40% of the Initial Indicative Value. From and after any Rebalance Event, an Acceleration Event will occur if the Intraday Indicative Value of the Index on any Trading Day is less than or equal to 40% of the Rebalanced Indicative Value. Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of

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which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Any ETNs previously redeemed by us at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your Payment at Maturity or payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

What will be the Intraday Indicative Value of the ETNs?

The “Intraday Indicative Value” of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FIEUIV Index” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The Calculation Agent or its affiliate is responsible for computing and disseminating the Intraday Indicative Value.

Neither the Intraday Indicative Value nor the Closing Indicative Value of the ETNs is necessarily the same as the trading price of the ETNs in the secondary market at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option). We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

How do you sell your ETNs?

The ETNs are currently listed on NYSE Arca under the ticker symbol “FIEU”. Although the ETNs are currently listed on NYSE Arca, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on any exchange.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time. The trading price of the ETNs at any time may vary significantly from the indicative values of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are repurchased by us (including pursuant to an

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acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs for redemption by Credit Suisse?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 10:00 a.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 10:00 a.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 10:00 a.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the

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ETNs may be impacted in complex ways by volatility of the Index. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	Potential negative effects of leverage and uncertain principal repayment – The ETNs are leveraged with respect to the Index and, as a result, investors will benefit from a multiple of any beneficial performance of the Index, and will be exposed to a multiple of any adverse performance of the Index, in each case reduced by the application of the ETN Fees. The ETNs are subject to a leverage factor of 2, but the effective leverage will vary if the Closing Indicative Value of the ETNs has changed since inception. Because your investment in the ETNs is leveraged, any decrease in the level of the Index will result in a significantly greater decrease in the repayment amount than an unleveraged investment and may result in a payment at maturity or upon early redemption or acceleration that is less than your original investment. Moreover, if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the ETN Fees, you may receive less than your original investment in the ETNs.
•	The ETN Fees will reduce the amount payable on the ETNs –The fees built into the ETNs will offset any positive performance (and magnify any negative performance) of the Index and reduce the amount payable at maturity, upon early redemption or acceleration. Therefore, if the Index performance is positive, but the increase in the level of the Index is insufficient to offset the applicable ETN Fees, you will have a loss on your investment in the ETNs.
•	Market risk – The return on the ETNs is linked to a leveraged participation in the performance of the Index, which is comprised of equity securities. Equity security prices may change unpredictably, affecting the level of the Index and, consequently, the value of your ETNs in unforeseeable ways. Because the ETNs provide leveraged exposure to the Index, changes in the level of the Index, including intraday changes, will have a greater impact on the value of the ETNs than a similar unleveraged investment.
•	Upon the occurrence of a Rebalance Event, the ETNs will be deleveraged and you may not recover your initial investment even if the level of the Index increases back to its initial level – A Rebalance Event, which may occur on one or more occasions, will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage factor to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This effect may be magnified if multiple Rebalance Events occur. This also means that you would not recover your investment even if the level of the Index were to increase back to the Initial Index Level (or the level of the Index on the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the value of your ETNs.
•	Whether an Acceleration Event occurs and the value of your ETNs upon an Acceleration Event are based on intraday levels and the payment you will be entitled in such event to receive is subject to a fee — The Index level used to determine whether an Acceleration Event has occurred will be based on intraday levels of the Index. Therefore, because the intraday levels may be less than the Closing Level of the Index, it is more likely that an Acceleration Event will occur than if such event were based solely on the Closing Level of the Index. Moreover, upon the occurrence of an Acceleration Event, the payment you would be entitled to receive will be subject to the Acceleration Fee.
•	Credit Risk of the Issuer — Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.
•	Risks associated with non-U.S. securities markets – The Index Components are equity securities of non-U.S. companies. Investments in securities linked to the values of such Index Components involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally, non-U.S. companies are subject to accounting, auditing and financial
PS-9

reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
•	The Index Components are equity securities of non-U.S. companies whose hours of trading may not conform to the hours during which the ETNs are traded – To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the Index or the Index Components that will not be reflected immediately in the price of the ETNs. Similarly, to the extent that the trading market for the ETNs, if any, is open during periods when the primary markets for the Index Components are closed, the Intraday Indicative Value and Closing Indicative Value will be based on the last reported Closing Level of the Index and the absence of last-sale or similar information and the limited availability of quotations will make it difficult for many investors to obtain timely, accurate data about the state of the market for the Index and Index Components. Any periods in which trading markets for the Index, Index Components and ETNs are not open may have an adverse effect on liquidity for the ETNs and related bid-ask spreads.
•	Currency exchange risk – Because the prices of the Index Components are converted into U.S. dollars for the purposes of calculating the value of the Index, the holders of the ETNs will be exposed to currency exchange rate risk with respect to each of the currencies in which such Index Components trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of such Index Components denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the Index will be adversely affected and the payment at maturity, or payment upon early redemption or an Acceleration Event of the ETNs may be reduced.
•	Historical levels of the index should not be taken as an indication of the future performance of the index during the term of the ETNs – It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical level of the Index.
•	No interest payments – You will not receive any periodic interest payments on the ETNs.
•	A Trading Market for the ETNs May Not Continue Over the Term of the ETNs – Although the ETNs are currently listed on NYSE Arca under the ticker symbol “FIEU”, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on any exchange.
•	The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market – The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of the ETNs in the secondary market. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FIEUIV Index”. The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FIEUIV Index” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time.
•	Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) – Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) in
PS-10

which case investors will receive a cash payment in an amount based on the Closing Indicative Value of the ETNs. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.
•	Potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as Calculation Agent and hedging our obligations under the ETNs. The Calculation Agent will, among other things, decide the amount of the return paid out to you on your ETNs at maturity or upon redemption or acceleration. In performing these roles, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the ETNs.
•	Many economic and market factors will affect the value of the ETNs – In addition to the level of the Index on any day, the value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.
•	Requirements on redemption by Credit Suisse – You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered. On exercise of your right to require Credit Suisse to redeem your ETNs you will incur an Early Redemption Charge which will reduce the value of your ETNs.
•	Your offer for redemption is irrevocable – You will not be able to rescind your offer for redemption after it is received by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse receives your offer.
•	The ETNs may be accelerated at our option, in whole or in part, at any time – Credit Suisse may accelerate your ETNs in whole or in part at any time on or after the Inception Date, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.
PS-11

•	The Maturity Date of the ETNs may be extended at our option – The scheduled Maturity Date is initially September 10, 2018. We may at our option extend the maturity of the ETNs for up to two additional five-year periods.
•	Uncertain tax treatment – No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations.” In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a leveraged return linked to the performance of the Index.
•	You are willing to accept the risk of an investment that includes a rebalance feature such that, upon a Rebalance Event, you would not be able to recover your initial investment even if the level of the Index increases back to its initial level.
•	You are willing to accept the risk of an investment that features an automatic acceleration if the Intraday Indicative Value of the Index is less than or equal to 40% of the Initial Indicative Value or the most recent Rebalanced Indicative Value, as the case may be, which will likely result in a significant or complete loss of your investment.
•	You believe the level of the Index will increase by an amount sufficient to offset the ETN Fees, over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the full investment exposure based on 3 month US dollar LIBOR that resets quarterly.
•	You are willing to actively and frequently monitor your investment in the ETNs.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and financial markets generally.
•	You accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You do not seek current income from this investment.
PS-12

•	You do not seek a guaranteed return of principal and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the ETN Fees will reduce your return (or increase your loss) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse, as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index.
•	You are not willing to accept the risk of an investment that includes a rebalance feature such that, upon a Rebalance Event, you would not be able to recover your initial investment even if the level of the Index increases back to its initial level.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value is less than or equal to 40% of the Initial Indicative Value or the most recent Rebalanced Indicative Value, as the case may be.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees, over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the full investment exposure based on 3 month US dollar LIBOR that resets quarterly.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of principal.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore
PS-13

accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the underlying equity securities that comprise the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and will likely participate in any future distribution of the ETNs.

CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the ETN Fees. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, will act as the Calculation Agent for the ETNs. As the Calculation Agent, CSi will make determinations with respect to the ETNs. The determinations may be adverse to you. You should refer to “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity will likely involve purchases or sales of equity securities included in the Index, listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation

PS-14

Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Does ERISA impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) in connection with the purchase of the ETNs, such plan or retirement account is paying no more, and receiving no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code (as defined below)) or (B) its acquisition and holding of the ETNs is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

PS-15

HYPOTHETICAL EXAMPLES

The table below depicts a hypothetical example of movements in the Closing Level of the Index and the effect on the ETN Closing Indicative Value on each day over the course of 5 ETN Business Days, assuming a 2-day weekend between ETN Business Day 2 and 3, for the purpose of illustrating the calculation of each of the individual column amounts. In the table below, we have assumed a Financing Rate equal to 1%, an Initial Index Level of 1000, an initial Closing Indicative Value of $100, no prior rebalance, and a Quarterly Reference Date on Day 1 below. The final row in the table below sets forth the amounts on a cumulative basis for the 5 ETN Business Day period. These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. The figures in these examples have been rounded for convenience.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

A	B	C	D	E	F	G	H	I
ETN Business Day	Closing Level	Index Units[1]	Index Amount ($)[2]	Exposure Fee ($)[3]	Investor Fee ($)[4]	Rebalance Fee ($)[5]	Closing Indicative Value ($)[6]	Redemption Amount ($)[7]
1	1000.00	0.2000	-	-	-	-	100.00	99.90
2	1100.00	0.2000	20.00	0.0056	0.0001	0.0000	119.99	119.88
[weekend]	-	-	-	-	-	-	-	-
3	800.00	0.2000	-60.00	0.0167	0.0005	0.0000	59.98	59.90
4	700.00	0.1499	-20.00	0.0056	0.0001	0.0175	39.95	39.88
5	1000.00	0.1499	44.98	0.0042	0.0001	0.0000	84.93	84.86
cumulative			-15.02	0.0319	0.0008	0.0175	84.93	84.86

1.	The Index Units were set to 0.2000 on the Inception Date. The Index Units remain unchanged unless the Closing Indicative Value falls below $60 (60% of the Initial Indicative Value). On Day 3 in the table above, the Closing Indicative Value fell below $60 and constituted a “Rebalance Trigger Date”. On ETN Business Day 4 (the “Rebalance Date”), the Index Units were reset to equal the Leverage Factor times the Closing Indicative Value on ETN Business Day 3 divided by the Closing Level of the Index on Day 3 calculated as 2 * 59.98 / 800 = .1499.
2.	The Index Amount for any day is calculated as the Index Units on the previous ETN Business Day multiplied by the difference between Closing Level of the Index on the current ETN Business Day and the Closing Level of the Index on the immediately preceding ETN Business Day. On ETN Business Day 5, the Index Amount was equal to 0.1499 * (1000-700) = 44.98.
3.	The Exposure Fee is calculated as the product of the Index Units as of the previous ETN Business Day, the Financing Rate (as of the most recent Quarterly Reference Date prior to the current ETN Business Day), the Closing Level of the Index (as of the most recent Quarterly Reference Date prior to the current ETN Business Day) times (4) the Day Count Fraction. On ETN Business Day 3, the Financing Rate was equal to .2 * 1% * 1000 * (3/360) (assuming a weekend consisting of 2 non-ETN Business Days) = 0.0167.
4.	The Investor Fee is equal to the product of the Closing Indicative Value as of the previous ETN Business Day times 0.05% times the Day Count Fraction. On ETN Business Day 3, the Investor Fee was equal to 119.99 * 0.05% * (3/360) (assuming a weekend consisting of 2 non-ETN Business Days) = 0.0005.
5.	On any ETN Business Day that is a Rebalance Date, the Rebalance Fee is equal to 0.05% times the Closing Level of the Index on the Rebalance Date times the change in Index Units. The Rebalance Fee is equal to zero on any day that is not a Rebalance Date. On ETN Business Day 4, which was a Rebalance Date, the rebalance fee was equal to 0.05% * 700 * (.2000-.1499) = .0175.
6.	The Closing Indicative Value on any ETN Business Day after the Inception Date is equal to the Closing Indicative Value on the immediately preceding ETN Business Day plus the Index Amount on the current ETN Business Day, less the Investor Fee, the Exposure Fee, and the Rebalance Fee on such ETN Business Day, if applicable. On ETN Business Day 5, the Closing Indicative Value was equal to 39.95 + 44.98 – 0.0042 – 0.0001 – 0.0000 = 84.93.
7.	The Early Redemption Amount that would apply in the case of a redemption at your option is equal to the Closing Indicative Value on the applicable Early Redemption Valuation Date, less the Early Redemption Charge, which is equal to the product of 0.05%, the Closing Level of the Index on the Early Redemption Valuation Date, and the Index Units as of the preceding Trading Day. For an Early Redemption Valuation Date of ETN Business Day 5, the Early Redemption Amount was equal to 84.93 – (0.05% * 1000 * .1499) = 84.86.
PS-16

The following examples show how the ETNs would perform in hypothetical circumstances over a five year (20 quarter) period, with quarters divided according to calendar months, no weekends or holidays, a constant rate of return on the Index, a constant Exposure Fee over the term of the ETNs, an Initial Index Level of 1,000 and no extension of the Maturity Date. For purposes of the examples below, each year is assumed to have 365 or 366 days, as applicable, and 3 month USD Libor is assumed to be constant. The information in the examples reflects hypothetical rates of return on the ETNs assuming that they are purchased on the Inception Date at the Closing Indicative Value and redeemed at the end of the relevant quarter. We have not considered repurchase of the ETNs at our option or any partial redemptions at your option for simplicity. The Redemption Amount is based on the Closing Indicative Value of the ETNs on the applicable valuation date, less the Early Redemption Charge. No Early Redemption Charge is applied on the Maturity Date. The examples below assume no Market Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes.

These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. No single example can easily capture all the possible influences on the value of your ETNs. The figures in these examples have been rounded for convenience.

Two of the most important factors that will affect the value of your ETNs are the directional change in the in the level of the Index (either up or down) and the variable Financing Rate reflected in the Exposure Fee. We therefore provide examples below that reflect different scenarios related to these two factors. Many other factors may affect the value of your ETNs, and these examples are provided for purposes of illustration only.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

PS-17

Example 1. Assumptions: This example assumes that the Financing Rate is equal to 1.00% and the level of the Index has increased 5.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). In this scenario, the Index has increased by 27.65% over 20 quarters (five years). The return on the ETNs is equal to 43.56% over the same period, resulting in an annualized return on the ETNs of 7.48%. In this example, no Rebalance Event has occurred during the term of the ETNs.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	1000.00	0.20					100.00	99.90
1	1012.10	0.20	2.42	0.50	0.01	0.00	101.91	101.81
2	1024.49	0.20	4.90	1.01	0.03	0.00	103.86	103.76
3	1037.17	0.20	7.43	1.54	0.04	0.00	105.86	105.76
4	1050.00	0.20	10.00	2.07	0.05	0.00	107.88	107.78
5	1062.85	0.20	12.57	2.60	0.07	0.00	109.91	109.80
6	1075.86	0.20	15.17	3.13	0.08	0.00	111.96	111.85
7	1089.17	0.20	17.83	3.68	0.09	0.00	114.06	113.95
8	1102.65	0.20	20.53	4.24	0.11	0.00	116.18	116.07
9	1115.99	0.20	23.20	4.79	0.12	0.00	118.28	118.17
10	1129.65	0.20	25.93	5.36	0.14	0.00	120.44	120.32
11	1143.63	0.20	28.73	5.93	0.15	0.00	122.64	122.52
12	1157.78	0.20	31.56	6.52	0.17	0.00	124.87	124.75
13	1171.79	0.20	34.36	7.10	0.19	0.00	127.08	126.96
14	1186.13	0.20	37.23	7.69	0.20	0.00	129.34	129.22
15	1200.81	0.20	40.16	8.30	0.22	0.00	131.65	131.53
16	1215.67	0.20	43.13	8.91	0.24	0.00	133.99	133.87
17	1230.38	0.20	46.08	9.52	0.25	0.00	136.31	136.18
18	1245.44	0.20	49.09	10.14	0.27	0.00	138.68	138.55
19	1260.85	0.20	52.17	10.78	0.29	0.00	141.11	140.98
20	1276.45	0.20	55.29	11.42	0.31	0.00	143.56	143.56
Annualized Index Return:				5.00%	Index Return:			27.65%
Annualized Return on the ETNs:				7.48%	Return on the ETNs:			43.56%
PS-18

Example 2. Assumptions: This example assumes that the Financing Rate is equal to 5.00% and the level of the Index has increased 5.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). In this scenario, the Index has increased by 27.65% over 20 quarters (five years). The return on the ETNs is equal to -2.06% over the same period, resulting in an annualized return on the ETNs of -0.44%. In this example, no Rebalance Event has occurred during the term of the ETNs.

Example 2 shows the effect of a different Financing Rate on the same increase in the level of the Index, as compared to Example 1. This example highlights that the Exposure Fee, Investor Fee and Early Redemption Charge may result in a loss on the ETNs even if the Closing Level of the Index increases.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	1000.00	0.20					100.00	99.90
1	1012.10	0.20	2.42	2.50	0.01	0.00	99.91	99.81
2	1024.49	0.20	4.90	5.06	0.03	0.00	99.81	99.71
3	1037.17	0.20	7.43	7.68	0.04	0.00	99.72	99.62
4	1050.00	0.20	10.00	10.33	0.05	0.00	99.62	99.52
5	1062.85	0.20	12.57	12.98	0.06	0.00	99.53	99.42
6	1075.86	0.20	15.17	15.67	0.08	0.00	99.43	99.32
7	1089.17	0.20	17.83	18.42	0.09	0.00	99.33	99.22
8	1102.65	0.20	20.53	21.20	0.10	0.00	99.23	99.12
9	1115.99	0.20	23.20	23.96	0.11	0.00	99.13	99.02
10	1129.65	0.20	25.93	26.78	0.13	0.00	99.03	98.91
11	1143.63	0.20	28.73	29.67	0.14	0.00	98.92	98.81
12	1157.78	0.20	31.56	32.59	0.15	0.00	98.82	98.70
13	1171.79	0.20	34.36	35.48	0.16	0.00	98.71	98.60
14	1186.13	0.20	37.23	38.44	0.18	0.00	98.61	98.49
15	1200.81	0.20	40.16	41.48	0.19	0.00	98.50	98.38
16	1215.67	0.20	43.13	44.54	0.20	0.00	98.39	98.27
17	1230.38	0.20	46.08	47.58	0.21	0.00	98.28	98.16
18	1245.44	0.20	49.09	50.69	0.23	0.00	98.17	98.04
19	1260.85	0.20	52.17	53.88	0.24	0.00	98.06	97.93
20	1276.45	0.20	55.29	57.10	0.25	0.00	97.94	97.94
Annualized Index Return:				5.00%	Index Return:			27.65%
Annualized Return on the ETNs:				-0.44%	Return on the ETNs:			-2.06%

PS-19

Example 3. Assumptions: This example assumes that the Financing Rate is equal to 1.00% and the level of the Index has decreased 3.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). In this scenario, the Index has decreased by -14.31% over 20 quarters (five years). The return on the ETNs is equal to -37.92% over the same period, resulting in an annualized return on the ETNs of -9.12%. In this example, no Rebalance Event has occurred during the term of the ETNs.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	1000.00	0.20					100.00	99.90
1	992.52	0.20	-1.50	0.50	0.01	-	97.99	97.89
2	985.01	0.20	-3.00	1.00	0.02	-	95.98	95.88
3	977.48	0.20	-4.50	1.51	0.04	-	93.95	93.86
4	970.00	0.20	-6.00	2.00	0.05	-	91.95	91.85
5	962.66	0.20	-7.47	2.50	0.06	-	89.98	89.88
6	955.38	0.20	-8.92	2.98	0.07	-	88.02	87.93
7	948.07	0.20	-10.39	3.47	0.08	-	86.06	85.97
8	940.82	0.20	-11.84	3.95	0.09	-	84.12	84.02
9	933.78	0.20	-13.24	4.43	0.10	-	82.23	82.13
10	926.72	0.20	-14.66	4.90	0.11	-	80.33	80.24
11	919.63	0.20	-16.07	5.37	0.12	-	78.43	78.34
12	912.60	0.20	-17.48	5.84	0.13	-	76.54	76.45
13	905.77	0.20	-18.85	6.30	0.14	-	74.71	74.62
14	898.92	0.20	-20.22	6.76	0.15	-	72.88	72.79
15	892.04	0.20	-21.59	7.21	0.16	-	71.03	70.94
16	885.22	0.20	-22.96	7.67	0.17	-	69.20	69.11
17	878.60	0.20	-24.28	8.11	0.18	-	67.43	67.34
18	871.95	0.20	-25.61	8.56	0.19	-	65.64	65.56
19	865.28	0.20	-26.94	9.00	0.20	-	63.86	63.77
20	858.66	0.20	-28.27	9.45	0.20	-	62.08	62.08
Annualized Index Return:				-3.00%	Index Return:			-14.13%
Annualized Return on the ETNs:				-9.12%	Return on the ETNs:			-37.92%

PS-20

Example 4. Assumptions: This example assumes that the Financing Rate is equal to 5.00% and the level of the Index has decreased 3.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). A Rebalance Event occurred in the middle of quarter 11. In this scenario, the Index has decreased by -14.13% over 20 quarters (five years). The return on the ETNs is equal to -63.19% over the same period, resulting in an annualized return on the ETNs of -18.14%.

Example 4 shows the effect of a different Financing Rate and the effect of a Rebalance Event, as compared to Example 3. The effects of the Rebalance Event, reflected by an adjustment to the Index Units and deduction of the Rebalance Fee, are shown as of the 11th quarter.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	1000.00	0.20					100.00	99.90
1	992.52	0.20	-1.50	2.50	0.01	-	95.99	95.89
2	985.01	0.20	-3.00	5.01	0.02	-	91.97	91.87
3	977.48	0.20	-4.50	7.53	0.04	-	87.93	87.84
4	970.00	0.20	-6.00	10.02	0.05	-	83.93	83.83
5	962.66	0.20	-7.47	12.48	0.06	-	80.00	79.90
6	955.38	0.20	-8.92	14.91	0.07	-	76.10	76.00
7	948.07	0.20	-10.39	17.35	0.08	-	72.19	72.09
8	940.82	0.20	-11.84	19.77	0.09	-	68.31	68.21
9	933.78	0.20	-13.24	22.13	0.09	-	64.54	64.44
10	926.72	0.20	-14.66	24.49	0.10	-	60.76	60.66
11	919.63	0.13	-15.68	26.20	0.11	0.03	57.97	57.91
12	912.60	0.13	-16.60	27.73	0.12	0.03	55.53	55.47
13	905.77	0.13	-17.48	29.20	0.12	0.03	53.16	53.10
14	898.92	0.13	-18.37	30.69	0.13	0.03	50.78	50.72
15	892.04	0.13	-19.26	32.18	0.14	0.03	48.39	48.34
16	885.22	0.13	-20.14	33.66	0.14	0.03	46.03	45.97
17	878.60	0.13	-21.00	35.09	0.15	0.03	43.73	43.67
18	871.95	0.13	-21.87	36.53	0.15	0.03	41.42	41.36
19	865.28	0.13	-22.73	37.97	0.16	0.03	39.11	39.05
20	858.66	0.13	-23.59	39.41	0.16	0.03	36.81	36.81
Annualized Index Return:				-3.00%	Index Return:			-14.13%
Annualized Return on the ETNs:				-18.14%	Return on the ETNs:			-63.19%

PS-21

Example 5. Assumptions: This example assumes that the Financing Rate is equal to 1.00% and the level of the Index has decreased 8.00% per annum from the Inception Date of the ETNs to the end of quarter 20 (five years). A Rebalance Event has occurred in the middle of quarters 10 and 19. In this scenario, the Index has decreased by -34.11% over 20 quarters (five years). The return on the ETNs is equal to -66.12% over the same period, resulting in an annualized return on the ETNs of -19.48%.

Example 5 shows the effect of a greater decrease in the level of the Index on a per annum basis and the effect of multiple Rebalance Events, as compared to Example 3. The effects of the Rebalance Event, reflected by an adjustment to the Index Units and deduction of the Rebalance Fee, are shown as of the 10th and 19th quarters.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	1000.00	0.20					100.00	99.90
1	979.65	0.20	-4.07	0.50	0.01	-	95.42	95.32
2	959.50	0.20	-8.10	1.00	0.02	-	90.88	90.78
3	939.54	0.20	-12.09	1.49	0.04	-	86.39	86.29
4	920.00	0.20	-16.00	1.97	0.05	-	81.99	81.90
5	901.07	0.20	-19.79	2.43	0.06	-	77.73	77.64
6	882.53	0.20	-23.49	2.89	0.07	-	73.55	73.47
7	864.18	0.20	-27.16	3.34	0.07	-	69.42	69.34
8	846.21	0.20	-30.76	3.78	0.08	-	65.38	65.29
9	828.99	0.20	-34.20	4.20	0.09	-	61.50	61.42
10	811.93	0.15	-37.07	4.55	0.10	0.02	58.26	58.20
11	795.05	0.15	-39.53	4.86	0.11	0.02	55.48	55.42
12	778.51	0.15	-41.94	5.15	0.11	0.02	52.77	52.71
13	762.67	0.15	-44.26	5.44	0.12	0.02	50.17	50.11
14	746.98	0.15	-46.54	5.72	0.13	0.02	47.59	47.53
15	731.44	0.15	-48.81	6.00	0.13	0.02	45.04	44.98
16	716.23	0.15	-51.03	6.27	0.14	0.02	42.54	42.49
17	701.65	0.15	-53.16	6.53	0.14	0.02	40.15	40.10
18	687.22	0.15	-55.26	6.79	0.15	0.02	37.78	37.73
19	672.93	0.11	-57.23	7.03	0.15	0.04	35.55	35.52
20	658.93	0.11	-58.72	7.21	0.16	0.04	33.88	33.88
Annualized Index Return:				-8.00%	Index Return:			-34.11%
Annualized Return on the ETNs:				-19.48%	Return on the ETNs:			-66.12%

PS-22

Example 6. Assumptions: This example assumes that the Financing Rate is equal to 1.00% and the level of the Index has decreased 8.00% per annum from the Inception Date of the ETNs to the end of quarter 10 (two and a half years), followed by an increase of 9.00% per annum from the beginning of quarter 11 to the end of quarter 20 (two and a half years). A Rebalance Event has occurred in the middle of quarter 10. In this scenario, the Index has increased by 0.75% over 20 quarters (five years). The return on the ETNs is equal to –16.62% over the same period, resulting in an annualized return on the ETNs of –3.57%.

Example 6 shows that, as a result of a Rebalance Event, increases in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. As a result, you may not recover your investment even if the level of the Index were to increase back to or exceed the Initial Index Level.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	1000.00	0.20					100.00	99.90
1	979.65	0.20	-4.07	0.50	0.01	0.00	95.42	95.32
2	959.50	0.20	-8.10	1.00	0.02	0.00	90.88	90.78
3	939.54	0.20	-12.09	1.49	0.04	0.00	86.39	86.29
4	920.00	0.20	-16.00	1.97	0.05	0.00	81.99	81.90
5	901.07	0.20	-19.79	2.43	0.06	0.00	77.73	77.64
6	882.53	0.20	-23.49	2.89	0.07	0.00	73.55	73.47
7	864.18	0.20	-27.16	3.34	0.07	0.00	69.42	69.34
8	846.21	0.20	-30.76	3.78	0.08	0.00	65.38	65.29
9	828.99	0.20	-34.20	4.20	0.09	0.00	61.50	61.42
10	811.93	0.15	-37.07	4.55	0.10	0.02	58.26	58.20
11	829.76	0.15	-34.47	4.86	0.11	0.02	60.55	60.49
12	847.98	0.15	-31.81	5.17	0.11	0.02	62.89	62.83
13	866.19	0.15	-29.15	5.48	0.12	0.02	65.23	65.16
14	885.00	0.15	-26.41	5.80	0.13	0.02	67.64	67.58
15	904.44	0.15	-23.57	6.13	0.14	0.02	70.14	70.07
16	924.30	0.15	-20.67	6.46	0.15	0.02	72.69	72.62
17	944.15	0.15	-17.78	6.80	0.16	0.02	75.24	75.17
18	964.66	0.15	-14.79	7.15	0.17	0.02	77.88	77.81
19	985.84	0.15	-11.70	7.51	0.18	0.02	80.60	80.52
20	1007.49	0.15	-8.54	7.87	0.19	0.02	83.38	83.38
Annualized Index Return:				-0.15%	Index Return:			0.75%
Annualized Return on the ETNs:				-3.59%	Return on the ETNs:			-16.62%
PS-23

Example 7. Assumptions: This example assumes that the Financing Rate is equal to 1.00% and the level of the Index has decreased 6.00% per annum each year from the Inception Date. In this example, no Rebalance Event has occurred during the term of the ETNs but an Acceleration Event occurs on the first day of the 13th quarter based on the Intraday Indicative Value of the ETN. From the Inception Date to but excluding the date of the first Rebalance Event, an Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is less than or equal to $40.00. In this scenario, the Intraday Indicative Value is $32.27 on the first day of the 13th quarter as a result of intraday price movements. An Acceleration Event has occurred and the ETNs are subject to Automatic Acceleration and an Acceleration Fee. All of the outstanding ETNs will be accelerated pursuant to an Automatic Acceleration and the Accelerated Redemption Amount will be calculated by the Calculation Agent based on its estimate of the indicative value of the ETNs. In this example, the hypothetical Accelerated Redemption Amount would be approximately $32.20 based on the Intraday Indicative Value of $32.27, minus the Acceleration Fee of $0.069.

A	B	C	D	E	F	G	H	I
Quarter	Closing Level	Index Units	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value ($)	Redemption Amount ($)
0	1000.00	0.20					100.00	99.90
1	984.86	0.20	-3.03	0.50	0.01	-	96.46	96.36
2	969.78	0.20	-6.04	1.00	0.02	-	92.93	92.84
3	954.78	0.20	-9.04	1.49	0.04	-	89.43	89.33
4	940.00	0.20	-12.00	1.98	0.05	-	85.97	85.88
5	925.61	0.20	-14.88	2.46	0.06	-	82.61	82.51
6	911.44	0.20	-17.71	2.92	0.07	-	79.30	79.20
7	897.34	0.20	-20.53	3.39	0.08	-	76.00	75.91
8	883.45	0.20	-23.31	3.85	0.09	-	72.75	72.67
9	870.07	0.20	-25.99	4.29	0.10	-	69.63	69.54
10	856.75	0.20	-28.65	4.73	0.10	-	66.52	66.43
11	843.50	0.20	-31.30	5.17	0.11	-	63.42	63.33
12	830.44	0.20	-33.91	5.60	0.12	-	60.37	60.37
PS-24

RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs will be based on the leveraged performance of the Index. Investing in the ETNs is not equivalent to investing directly in the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

Risks Relating to the Return on the ETNs

The ETNs do not have a minimum redemption or repurchase amount and you may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum payment at maturity or daily repurchase value and you may receive less, and possibly significantly less, at maturity or upon repurchase than the amount you originally invested. Our cash payment on your ETNs at maturity or upon repurchase or acceleration of the ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the ETN Fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The Intraday Indicative Value will be published under the Bloomberg ticker symbol “FIEUIV Index”. The trading price of the ETNs in the secondary market at any time may vary significantly from their Intraday Indicative Value at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists.

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid offer spreads.

The Index is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. As of the date of this pricing supplement, the Index is reported on Bloomberg under the ticker symbol “SX5PGV <Index>” between 3:00 a.m. New York City time and 11:35 a.m. New York City time on a particular calendar date, without adjustment for daylight savings time in any jurisdiction.

For further information on the Index, see “The Index” in this pricing supplement. Index levels are available on Bloomberg page “SX5PGV <Index>”. It is also published in The Wall Street Journal and disseminated on the STOXX website, www.stoxx.com. We are not incorporating by reference herein the website or any material included in the website.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer your ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on September 10, 2013 through August 28, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated August 29, 2018 Early Redemption Valuation Date and an anticipated Early Redemption Date of September 4, 2018 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for repurchase, you must offer at least the applicable minimum repurchase amount at one time for repurchase by Credit Suisse on any repurchase date. In addition, we have the right to repurchase the ETNs, in whole or in part, on any Business Day during the term of the ETNs. The last date on which Credit Suisse will repurchase your ETNs will be September 3, 2018 (or, if the maturity of the ETNs is extended, one Business Day prior to the Final Valuation Date, as extended). As such, you must offer your ETNs for repurchase no later than August 28, 2018 (or, if the maturity

PS-25

of the ETNs is extended, five Trading Days prior to the Final Valuation Date, as extended). The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, although there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

The ETNs do not pay interest nor guarantee any return of principal

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount at maturity, upon early redemption or acceleration, and may incur a loss of principal due to fluctuations in the Closing Indicative Value. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index on a leveraged basis, subject to applicable fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment on the ETNs will be reduced if the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, over the term of the ETNs. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

Leverage increases the sensitivity of your ETNs to changes in the level of the Index

Because your exposure to the Index is leveraged, changes in the level of the Index will have a greater impact on the payout on your ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the Index will result in a significantly greater decrease in your payment at maturity or upon redemption or acceleration, and you will suffer losses on your investment in the ETNs substantially greater than you would if the ETNs did not contain a leverage factor.

The ETNs do not seek to provide investors a return based on a fixed multiple of the daily performance of the Index. Instead, the ETNs are designed to target a return of a multiple of two times the performance of the Index over the term of the ETNs. However, the ETNs include a rebalancing feature that will have the effect of deleveraging the exposure of the ETNs to the Index if a Rebalance Event occurs. This rebalancing feature seeks to reset the leveraged exposure to the Index to approximately 2.0 on the relevant Rebalance Date (without accounting for changes in the Index level on the Rebalance Date). It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time.

Exposure to the Index will fluctuate during the term of your ETNs

The ETNs do not seek to keep a constant ratio between the value of each ETN and the exposure to the Index. Since the ETNs do not reset or rebalance except upon the occurrence of a Rebalance Event, the extent to which your ETNs participate in the performance of the Index, as measured by multiples of daily percentage returns or, equivalently, as measured by the ratio between the notional exposure to the performance of the Index and the value of each ETN, is likely to differ from a multiple equal to the initial leverage factor of two. Consequently, both on any given day and over longer periods, your investment in the ETNs may underperform compared to a comparable investment where the daily return tracks a multiple equal to the initial leverage factor of two times the performance of the underlying reference asset.

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The ETNs are not suitable for all investors. The ETNs should be purchased only by investors who intend to actively monitor and manage their investments and who understand the effect of seeking leveraged investment results

The ETNs are intended for sophisticated investors. Because your investment in the ETNs is leveraged, changes in the Closing Level of the Index will have a greater impact on the amount payable on your ETNs than if the exposure to the Index were not leveraged. Since the leverage factor provides double exposure to increases and decreases in the level of the Index, every 1% change in the Closing Level of the Index will translate into approximately a 2% change in the amount you will be entitled to receive in respect of any payment at maturity, or payment upon early redemption or acceleration, not including the impact of the ETN Fees, which will each reduce the payment due on the ETNs. If the Index performance is negative, you will suffer a loss on your investment in the ETNs substantially greater than you would if your securities did not contain a leverage component.

Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in leveraged investments, including the risks inherent in maintaining leverage, and the consequences of seeking leveraged investment results generally. Investors should actively and frequently monitor their investments in the ETNs. Investing in the ETNs is not equivalent to a direct investment in the Index. The amount you receive at maturity, upon early redemption or acceleration will be contingent upon the leveraged performance of the Index during the term of the ETNs. The impact of any significant adverse performances of the Index on your ETNs may not be offset by any subsequent beneficial performances of the Index.

The Financing Rate component of the Exposure Fee is applied to the full leveraged exposure to the Index and is based upon a floating rate that may increase significantly during the term of the ETNs

The Financing Rate component of the Exposure Fee is calculated based upon the Reference Rate of 3-month USD LIBOR. Because 3-month USD LIBOR is a floating rate, the Reference Rate will fluctuate. The Financing Rate will accrue on the full exposure to the Index (not just the leverage amount) on each calendar day at a per annum rate equal to 3-month USD LIBOR set quarterly and will be calculated based upon quarterly compounding. Therefore, an increase in the 3-month USD LIBOR in respect of any Quarterly Reference Date will cause the Financing Rate to accrue at a higher rate resulting in a greater deduction from the Index Amount and a reduction in the amount payable on the ETNs.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs will be based on the performance of the Index, the payment of any amount due on the ETNs, including any payment at maturity, or payment upon early redemption or acceleration, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Your payment at maturity, or payment upon early redemption or acceleration will be reduced by the ETN fees

The value of the Index used to calculate the payment at maturity, or payment upon early redemption or acceleration will be reduced by the Exposure Fee and Investor Fee as well as any Rebalance Fee, Early Redemption Fee and Acceleration Fee, if applicable. These costs are built into the calculation of the indicative value of the ETNs.

Application of the ETN Fees will reduce the amount of your payment at maturity, or payment upon early redemption or acceleration, and therefore the level of the Index must increase by an amount sufficient to offset these fees in order for you to receive at least your initial investment in the ETNs at maturity, upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the impact of the fees, you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.

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Changes in the method pursuant to which LIBOR is determined may adversely affect the value of your ETNs

Beginning in 2008, concerns were raised that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations were instigated by regulators and governmental authorities in various jurisdictions. If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the value of your ETNs is affected by reported LIBOR rates in determining the Financing Rate, the value of the ETNs may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities and the value of your ETNs.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a leveraged long exposure to the performance of the Index on a daily basis. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

Upon the occurrence of a Rebalance Event, the ETNs will be deleveraged and you may not recover your initial investment even if the level of the Index increases back to its initial level

A Rebalance Event, which may occur on one or more occasions, will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage factor to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This effect may be magnified if multiple Rebalance Events occur. This also means that you would not recover your investment even if the level of the Index were to increase back to the Initial Index Level (or the level of the Index on the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the amount of (potentially increasing your loss on) your payment at maturity, or payment upon early redemption or acceleration.

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The ETNs are subject to an acceleration upon an Acceleration Event that does not allow for participation in any future performance of the Index

If, on any Trading Day prior to or on the Final Valuation Date, the Intraday Indicative Value is less than or equal to 40% of the Initial Indicative Value or the most recent Rebalanced Indicative Value, as the case may be, an Acceleration Event will be deemed to have occurred and the ETNs will be automatically accelerated. Following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the redemption date. Instead, you will receive a payment on the relevant redemption date equal to the Accelerated Redemption Amount applicable to an Automatic Acceleration as determined by the Calculation Agent.

In that case, you will receive an Accelerated Redemption Amount that will likely be significantly less than the principal amount of your ETNs and could be zero if the Closing Level of the Index declines precipitously as of the applicable Accelerated Valuation Date. You will not be entitled to any further payments after the Acceleration Date, including any payment at maturity, even if the Index level increases substantially subsequent to the Accelerated Valuation Date.

In addition, if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Whether an Acceleration Event occurs and the value of your ETNs upon an Acceleration Event are based on the Intraday Indicative Value of the ETNs

Whether an Acceleration Event has occurred will be based on the Intraday Indicative Value of the ETNs and, accordingly, intraday levels of the Index. Therefore, because the intraday low levels may be less than the Closing Level of the Index, it is more likely that an Acceleration Event will occur than if the Acceleration Event were based solely on the Closing Indicative Value. In addition, the Accelerated Redemption Amount will be not be based on the Closing Indicative Value but rather will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event and will include a deduction of the Acceleration Fee.

An Acceleration Event may occur outside of the hours during which the ETNs are traded on NYSE Arca

The terms of the ETNs provide that an Acceleration Event will occur, meaning that we will automatically redeem the ETNs (in whole only, but not in part) if, on any Trading Day prior to or on the Final Valuation Date, the Intraday Indicative Value is less than or equal to 40% of the Initial Indicative Value or the Rebalanced Indicative Value, as the case may be. Because certain equity markets on which the Index Components are traded are open for trading in different time zones around the world and the level of the Index may be observed by the Calculation Agent outside the hours during which the ETNs are traded on NYSE Arca, it is possible that an Acceleration Event may occur outside the hours during which the ETNs are traded on NYSE Arca.

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Automatic Acceleration may adversely affect the value of, and the ability to sell or redeem, your ETNs

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) upon the occurrence of an Acceleration Event. The payment you will be entitled to receive following the acceleration of your ETNs upon an Acceleration Event will be significantly less than the stated principal amount of your ETNs and, if the level of the Index decreases from the occurrence of the Acceleration Event to the time at which the calculation agent determines the Accelerated Redemption Amount, may equal $0. The Automatic Acceleration of the ETNs upon the occurrence of an Acceleration Event may adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs. Additionally, if you elect to have your ETNs redeemed by Credit Suisse and an Acceleration Event occurs after your election but prior to the close of business on the applicable Valuation Date, your election to redeem will be deemed ineffective, and your ETNs will be automatically redeemed on the relevant redemption date at an amount equal to the Accelerated Redemption Amount.

If an Acceleration Event occurs, your payment on the Acceleration Date may be less than the Intraday Indicative Value at the time of the Acceleration Event

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) if the Intraday Indicative Value is less than or equal to the applicable Automatic Acceleration trigger. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. After the occurrence of an Acceleration Event, the calculation agent will determine the Accelerated Redemption Amount payable in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. At the time when an Acceleration Event occurs, certain equity markets on which the Index Components are traded may be closed, in which case intraday prices of certain Index Components may not be available. In such case, the Calculation Agent, in its sole discretion, may not be able to determine the Accelerated Redemption Amount until such time as all the exchanges on which such Index Components are traded have opened for trading. As a result, there may be a delay, perhaps a significant one, between the time at which an Acceleration Event occurs and the determination of the Accelerated Redemption Amount. It is possible that the market prices of the relevant Index Components may vary significantly between when the Acceleration Event occurs and the time at which the Calculation Agent determines the Accelerated Redemption Amount, including potentially as a result of our trading activities during this period, as described further under “Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs”. As a result, you may receive a payment following an Acceleration Event that is significantly less than the Intraday Indicative Value at the time of the Acceleration Event. You could lose your entire investment following the occurrence of an Acceleration Event.

If the ETNs are automatically accelerated following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index

If an Acceleration Event occurs, the ETNs will be automatically accelerated and the Accelerated Redemption Event will be determined in the sole discretion of the Calculation Agent as described above. You will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the Acceleration Date. Instead, you will receive a payment on the relevant redemption date equal to the Accelerated Redemption Amount.

As such, the level of the Index must increase significantly in order to offset the effect of the Exposure Fee, Investor Fee, any Rebalance Fee, Acceleration Fee and the Early Redemption Charge, if applicable. If the level of the Index does not increase sufficiently, your return at maturity or upon redemption or acceleration may be less than that of a comparable investment in securities with lower fees and costs and may also be less than the stated principal amount of your investment in the ETNs. This will be true even if the level of the Index as of some date or dates prior to the applicable Valuation Date would have been sufficiently high to provide the ETNs with a value equal to or greater than the stated principal amount of the ETNs.

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The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index.
•	You are not willing to accept the risk of an investment that includes a rebalance feature such that, upon a Rebalance Event, you would not be able to recover your initial investment even if the level of the Index increases back to its initial level.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value is less than or equal to 40% of the Initial Indicative Value or the most recent Rebalanced Indicative Value, as the case may be.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees, over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the full investment exposure based on 3 month US dollar LIBOR that resets quarterly.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of principal.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

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Credit Suisse may accelerate the ETNs, in whole or in part, at any time

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date. In addition, if on any Trading Day prior to or on the Final Valuation Date, the Intraday Indicative Value is less than or equal to 40% of the Initial Indicative Value or the most recent Rebalanced Indicative Value, as the case may be, an Acceleration Event will be deemed to have occurred and the ETNs will be automatically accelerated. Following the occurrence of an acceleration of the ETNs, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the Acceleration Date. Instead, upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount you will be entitled to receive will be a payment equal to the Accelerated Redemption Amount determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially September 10, 2018. We may at our option extend the maturity of the ETNs for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs

Because the fees applicable to the ETNs reduce the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your initial investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the ETN Fees, you will receive less than the amount of your initial investment upon early redemption, acceleration or maturity of your ETNs. For more information on how the fees affect the value of the ETNs, see “Hypothetical Examples.”

The Exposure Fee may be greater than financing costs that you would incur if you borrowed funds from a third party

The Exposure Fee includes a variable component that seeks to compensate us for, among other things, providing investors with the potential to receive a leveraged participation in movements in the level of the Index and is intended to include an approximation of the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. However, there is no guarantee that the Exposure Fee reflects the lowest level of financing costs that may be available to you. If the cumulative effect of the Exposure Fee exceeds the financing costs and any associated fees you would otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

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The cumulative effect of the ETN Fees may be greater than the charges and fees you would incur in connection with an alternative investment

The Closing Indicative Value of the ETNs is reduced by the cumulative effect of the ETN Fees, including the Exposure Fee and Investor Fee as well as any Rebalance Fee and Early Redemption Charge, if applicable. See “Your payment at maturity, or payment upon early redemption or acceleration will be reduced by the ETN fees” above. If the cumulative effect of the ETN fees is greater than the charges and fees you may have otherwise incurred or accrued in connection with an alternative investment in the Index or the Index Components over the same term, your return on the ETNs may be less than your return would have been on such alternative investment.

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 10,000 ETNs, the Minimum Redemption Amount at one time, and may redeem multiples of 10,000 ETNs in excess of the Minimum Redemption Amount. In addition, you must cause your broker to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 10:00 a.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption by us will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse receives your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

An Early Redemption Charge or Acceleration Fee will apply to any payment on the ETNs prior to maturity as a result of your election to have Credit Suisse redeem the ETNs or the occurrence of an Acceleration Event, as the case may be

In connection with any offer by you of your ETNs for redemption or upon an Acceleration Event, a fee equal to the product of (i) 0.05% times (ii) the number of Index Units times (iii) the Closing Level of the Index on the Early Redemption Valuation Date (or the level of the Index on the Accelerated Valuation Date as determined by the Calculation Agent in the case of an Acceleration Event) will apply. The imposition of this fee will reduce the amount of the Closing Indicative Value upon an early redemption or Acceleration Event.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) by no later than 10:00 a.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an irrevocable election to redeem your ETNs. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

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The occurrence of a Market Disruption Event will affect the calculation of the Index Amount, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Trading Day, the Calculation Agent will determine the Index Amount on such Trading Day using an appropriate Closing Level of the Index for such Trading Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date or the Valuation Date corresponding to an Early Redemption Date is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two additional five-year periods following the originally scheduled Maturity Date of September 10, 2018.

Risks Relating to the Index

An investment in the ETNs will be subject to risks associated with non-U.S. securities markets

The Index Components have been issued by non-U.S. companies. Investments in securities linked to the values of such Index Components involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally, non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of such Index Components may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments. In particular, the Index Components are issued by companies located in Europe. Certain countries and markets in Europe are and have been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict.

Some or all of the foregoing factors may influence the Closing Level of the Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Index based on its historical performance. The value of the Index may decrease such that you may not receive any return of your investment.

The Index Components are equity securities of non-U.S. companies whose hours of trading may not conform to the hours during which the ETNs are traded

To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the Index or the Index Components that will not be reflected immediately in the price of the ETNs. Similarly, because the Index is comprised of equity securities which may

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trade primarily in European markets, certain Index Components may reach their final level for such ETN Business Day before the close of trading on NYSE Arca. To the extent the trading market for the ETNs, if any, is open during periods when the primary markets for the Index Components are closed, the Intraday Indicative Value and Closing Indicative Value will be based on the last reported Closing Level of the Index and the absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the Index and Index Components. As a result, for so long as the ETNs are listed for trading on NYSE Arca, the ETNs may continue to trade in the afternoon on each ETN Business Day for a period of time after the value of certain Index Components has been fixed for that ETN Business Day. Any periods in which trading markets for the Index, Index Components and ETNs are not open may have an adverse effect on liquidity for the ETNs and related bid-ask spreads.

You will not have any rights in any of the underlying equity securities that comprise the Index

An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

The return on your ETNs will not reflect the return you would realize if you actually invested in the Index Components included in the Index, or exchange-traded or over-the-counter instruments based on the Index. You will not have any rights that holders of such assets or instruments have.

Equity security prices can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

Stock markets can be volatile and equity security prices can change substantially. Equity security prices may rise or fall because of changes in the broad market or changes in an equity security’s issuer financial condition, sometimes rapidly or unpredictably. Equity security prices can be adversely affected by poor management on the part of the equity security’s issuer, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. In addition, movements in financial markets may adversely affect an equity security’s price, regardless of how well the company performs. Equity security prices are subject to "stock market risk" meaning that equity prices in general may decline over short or extended periods of time.

The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index

Publication of the Index began on March 27, 2012. Accordingly, the Index has limited historical data, and retrospective performance of the Index may not be representative of the Index’s potential performance under other market conditions. Because the Index has limited performance history, an investment in the ETNs may involve a greater risk than an investment in a financial product linked to one or more indices with a longer record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s proprietary methodology as the basis for an investment decision. Any back-tested or historical performance of the Index is not an indication of how the Index will perform in the future.

Index levels prior to March 27, 2012 represent the retrospective performance of the Index, had it existed at the relevant time, based on certain data, assumptions and estimates, not all of which may be specified herein. These data, assumptions and estimates may be different from those that someone else might use to retrospectively calculate the Index levels. No information presented on the prior performance of the Index, whether actual or retrospectively calculated, should be relied on as an indicator of the future performance of the Index. It is impossible to know whether the level of the Index will rise or fall in the future.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date(s)

If the Index does not increase by an amount sufficient to offset the effect of the ETN Fees between the Inception Date and the applicable Valuation Date(s), we will pay you less than the stated principal amount of the

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ETNs. This will be true even if the level of the Index as of some date or dates prior to the relevant Valuation Date would have been sufficiently high to offset the effect of the such fees.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical and retrospective values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

An investment in the ETNs will be subject to currency exchange risk

Because the prices of the Index Components are converted into U.S. dollars for the purposes of calculating the value of the Index, the holders of the ETNs will be exposed to currency exchange rate risk with respect to each of the currencies in which such Index Components trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of such Index Components denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the Index will be adversely affected and the payment at maturity or upon redemption or an Acceleration Event of the ETNs may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments; and
•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Changes in the volatility of exchange rates, and the correlation between those rates and the value of the Index are likely to affect the market value of the ETNs

The exchange rate between the U.S. dollar and each of the currencies in which the Index Components are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies—the particular currency in which an Index Component is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which such Index Component is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which such Index Component is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the such Index Components are denominated refers to the size and frequency of changes in that exchange rate.

Because the Index is calculated, in part, by converting the closing prices of such Index Components into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which such Index Components are denominated could affect the market value of the ETNs and the payment you receive at maturity or upon early redemption or acceleration.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which such Index Components are denominated and the value of the Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of the Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which such Index Components are denominated and the percentage changes in the value of the Index could affect the value of your ETNs and the payment you receive at maturity or upon early redemption or acceleration.

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The ETNs will be subject to significant movements in underlying foreign exchange and equity markets outside of the hours during which the ETNs are traded on NYSE Arca

The equity markets on which the Index Components are traded are located in Europe and, therefore, are open for trading in different time zones than that of NYSE Arca. Significant price and currency exchange rate movements may take place in the underlying foreign exchange and equity markets during hours when the ETNs are not traded on NYSE Arca, and those movements may be reflected in the market value of the ETNs when trading of the ETNs commences on NYSE Arca.

Credit Suisse and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information, which may change over time

We and our affiliates are not affiliated with the Index Sponsor in any way and have no ability to control or predict its actions, including any errors in, or discontinuation of disclosure regarding methods or policies relating to the calculation of the Index in its capacity as the index sponsor. The index sponsor is not under any obligation to continue to calculate the Index or required to calculate any successor index. If the index sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the value of the ETNs or the amount payable at maturity or upon redemption. The Calculation Agent may designate a successor index selected in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity or upon redemption of the ETNs will be determined by the Calculation Agent in its sole discretion. Substantially all disclosure in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the ETNs, should make your own investigation into the Index and the index sponsor. The index sponsor has no obligation to consider your interests as a holder of the ETNs.

The policies of the Index Sponsor and changes that affect the Index could affect the payment due on your ETNs and their market value

The policies of the Index Sponsor concerning the calculation of the level of the Index and the manner in which changes affecting the equity securities included in the Index or options or equity securities relating to the Index or the equity securities included in the Index are reflected in the level of the Index could affect the payment due on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the equity securities composing the Index, or if the Index Sponsor discontinues or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the market value of your ETNs. The changing of Index Components may affect the Index, as a newly added equity security may perform significantly better or worse than the Index Component it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of ETNs linked to the Index. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the Valuation Date (including, without limitation, any Valuation Date in the Accelerated Valuation Period or Final Valuation Period or Early Redemption Valuation Date) or Rebalance Date, as the case may be.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of the ETNs in the secondary market. The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance

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Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FIEUIV Index.” If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $100.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FIEUIV Index” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option), in which case investors will receive a cash payment based on the Closing Indicative Value. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market.

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The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical or retrospective performance of the Index or the historical performance of the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we sold a portion of the ETNs on the Inception Date, and additional ETNs will be offered and sold from time to time through CSSU, an affiliate of ours. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or acceleration of the ETNs as described in this pricing supplement. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

There may not be an active trading market for your ETNs

Although we have listed the ETNs on NYSE Arca under the ticker symbol “FIEU”, a trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on NYSE Arca or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

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Risks Relating to Conflicts of Interest and Hedging

There are potential conflicts of interest between you and the Calculation Agent

If the Index Sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the level of the Index is not available or cannot be calculated for any reason, the Calculation Agent may be required to make a good faith estimate in its sole discretion of the level of the Index or to postpone the relevant valuation date or the maturity date. The Calculation Agent will exercise its judgment when performing its functions. Since determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such determination.

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, including any intraday level, and thus the payment due on the ETNs, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index. Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon early redemption, acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including the Closing Indicative Value, the Redemption Amount, the occurrence and effects of a Rebalance Event or an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agent could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—We or our affiliates may have economic interests adverse to those of the holders of the ETNs.”

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the equity securities included in the Index, listed or over-the-counter options, equity securities, swaps, or other derivative instruments relating to the Index or the equity securities included in the Index, or other instruments linked to the Index or the equity securities included in the Index, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero.

We, our affiliates or third parties with whom we transact may also engage in trading in the equity securities included in the Index, or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index, or instruments whose returns are linked to the Index or the equity securities included in the Index or listed or over-the-counter options,

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equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

CSi will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi will make determinations with respect to the ETNs. Among other things, CSi or one of its affiliates is responsible for computing and disseminating the Intraday Indicative Value and Closing Indicative Value. The determinations may be adverse to you.

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index and Index Components or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the Index Components. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the Index Components and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the Index Components, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” above.

Risks Relating to TAX TREATMENT

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

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Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the Internal Revenue Service (“IRS”) could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a notice indicating that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

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THE INDEX

Except as otherwise noted, all information regarding the STOXX Europe 50® USD (Gross Return) Index (the “STOXX Europe 50® Index” or the “Index”) set forth in this pricing supplement reflects the policies of, and is subject to change by, STOXX Limited (“STOXX” or the “Index Sponsor”), a company owned by Deutsche Börse AG and SIX Group AG. The Index is calculated, maintained and published by the Index Sponsor. The Index is reported by Bloomberg under the ticker symbol “SX5PGV <Index>”. It is also published in The Wall Street Journal and disseminated on the STOXX website, www.stoxx.com. We are not incorporating by reference herein the website or any material included in the website.

The Index provides a representation of the leading publicly traded companies in Europe. It is derived from the STOXX Europe 600 Index (the “Parent Index”) which represents the largest companies across 18 countries of the European region: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Parent Index is divided into 19 supersectors (and the corresponding supersector indices (the “Supersector Indices”)), according to the Industry Classification Benchmark (ICB) and reflects the exposure to a certain sector in terms of free-float market capitalization. These supersectors are: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure; and utilities. The Index is composed of the equity securities of the 50 largest European companies by free-float market capitalization within the Parent Index (each, an “Index Component”). The Index reflects approximately 50% of the free float market capitalization of the STOXX Europe Total Market Index (TMI), which in turn covers approximately 95% of the free float market capitalization of the represented countries.

Publication of the Index was introduced on March 27, 2012, with a base value of 1,000 as of December 29, 2000.

The information in this section is intended to be a summary of the significant features of the Index and is not a complete description. For a detailed explanation of the methodology underlying the Index and other information about how the Index is maintained, see the “STOXX Index Methodology Guide (Portfolio Based Indices)”, which is available at http://www.stoxx.com. In connection with any offering of the ETNs, neither we nor any of our agents or dealers have participated in the preparation of the information describing the Index or the Index Components nor have we or they made any due diligence inquiry with respect to the Index Sponsor. Neither we nor any of our agents or dealers makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding the Index or the Index Sponsor.

You, as an investor in the ETNs, should make your own investigation into the Index, the Index Components and the Index Sponsor. The Index Sponsor is not involved in any offer of ETNs in any way and has no obligation to consider your interests as a holder of the ETNs. The Index Sponsor has no obligation to continue to publish the Index and may discontinue or suspend publication of the Index at any time in its sole discretion.

Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

Information contained on the websites mentioned in this section is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

Composition of the Index

The Index is calculated using the “Laspeyres formula”, which measures price changes against a fixed base quantity weight. The Index is weighted by free-float market capitalization. Each Index Component’s weight is capped at 10% of the Index’s total free-float market capitalization. The weighting cap factors are published on Wednesday two trading days prior to quarterly review implementation using Tuesday’s closing prices. Free-float weights are reviewed quarterly and the Index Components are reviewed annually in September. The review cut-off date is the last trading day of August.

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Step 1: Within each of the 19 Supersector Indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Supersector Index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current Index Components are added to the selection list.

Step 2: The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the Index Sponsor’s management board can add stocks to and remove them from the selection list.

Step 3: The largest 40 stocks on the selection list are chosen as Index Components. Any remaining current Index Components ranked by size between 41 and 60 on the selection list are added as Index Components. If the number of stocks selected is still below 50, then the largest remaining stocks on the selection list are added until the Index contains 50 Index Components.

The Index has an index divisor, which is adjusted to maintain the continuity of the Index’s value across changes due to corporate actions such as:

•                     the issuance of dividends;

•                     the occurrence of stock splits;

•                     the stock repurchase by the issuer; and

•                     other reasons.

The Index is a gross return index, which means that that the level of the Index reflects both price performance and dividends. The amount of any dividends is fully reinvested in the Index as a “gross” amount, without any deduction for withholding taxes.

Modifications to the Index or the Parent Index

The Index Sponsor may revise the method of calculating the Index, the Parent Index or other matters as described above. The effect of any such changes is described below under “Specific Terms of the ETNs—Discontinuation or Modification of the Index”. The Index Sponsor or the Calculation Agent may also make determinations relating to market disruption and force majeure events as described below.

If the Index Sponsor determines, in its sole discretion, that an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the level of the Index or the Parent Index based on the closing prices published by the exchange or, if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the primary exchange for each stock in the Index or the Parent Index. If an exchange fails to open due to unforeseen circumstances, the Index or the Parent Index will use the prior day’s closing prices. If all exchanges fail to open, the Index Sponsor may determine not to publish the Index or the Parent Index for that day.

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Historical Information

Publication of the Index began on March 27, 2012. Therefore, the Index has limited actual performance history. No actual investment in securities linked to the Index was possible prior to March 27, 2012.

The following graph sets out the retrospectively calculated performance of the Index from December 29, 2000 to March 26, 2012 and the historical performance from March 27, 2012 to February 18, 2015. The Closing Level of the Index on February 18, 2015 was 1446.55.

We obtained the closing levels from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

You should not take the historical levels or retrospectively calculated levels of the Index as an indication of future performance of the Index. Any historical upward or downward trend in the level of the Index during any period set forth in the graph below is not an indication that the Index is more or less likely to increase or decrease during the future. You should refer to “Risk Factors—Risk Factors Relating to the Index—The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index”. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Historical and Retrospective Performance of the Index

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License Agreement

We have entered into an agreement with STOXX providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Index, which is owned and published by STOXX, in connection with certain securities, including the ETNs.

STOXX and its licensors (the “Licensors”) have no relationship to us, other than the licensing of the Index and the related trademarks for use in connection with the ETNs.

STOXX and its Licensors do not sponsor, endorse, sell or promote the ETNs; recommend that any person invest in the ETNs or any other securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of the ETNs; have any responsibility or liability for the administration, management or

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marketing of the ETNs; or consider the needs of the ETNs or the owners of the ETNs in determining, composing or calculating the Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the ETNs. Specifically, STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about: the results to be obtained by the ETNs, the owners of the ETNs or any other person in connection with the use of the Index and the data included in the Index; the accuracy or completeness of the Index and its data; and the merchantability and the fitness for a particular purpose or use of the Index and its data. STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the Index or its data. Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between us and STOXX is solely for our benefit and the benefit of STOXX and not for the benefit of the owners of the ETNs or any other third parties.

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DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter equity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FIEUIV Index” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index.

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Neither the Intraday Indicative Value or the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published levels of the Index from the Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value. CSi or its affiliate is responsible for computing and disseminating the indicative values.

The actual trading prices of the ETNs may vary significantly from the Intraday Indicative Value and the Closing Indicative Value.

Because the Index is comprised of equity securities, which may trade primarily in European markets, certain Index Components may reach their final level for such ETN Business Day before the close of trading on NYSE Arca. As a result, for so long as the ETNs are listed for trading on NYSE Arca, the ETNs may continue to trade in the afternoon on each ETN Business Day for a period of time after the value of certain Index Components has been fixed for that ETN Business Day.

The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of the ETNs in the secondary market. The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FIEUIV Index”. If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $100.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final

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Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FIEUIV Index” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option), in which case investors will receive a cash payment based on the Closing Indicative Value as described below. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer your ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on September 10, 2013 through August 28, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated August 29, 2018 Early Redemption Valuation Date and an anticipated Early Redemption Date of September 4, 2018 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption by Credit Suisse on any Early Redemption Date.

In addition, we have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

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Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

The last date on which Credit Suisse will redeem your ETNs at your option will be September 3, 2018 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, you must offer your ETNs for redemption no later than August 28, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

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SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated March 23, 2012 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payments during the term of the ETNs.

Denomination

The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price higher or lower than the stated principal amount, based on the Closing Indicative Value of the ETNs at that time.

Payment at Maturity

If your ETNs have not previously been redeemed, called or accelerated, at maturity you will receive for each $100.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

If not previously redeemed or accelerated, the ETNs will mature on September 10, 2018 subject to postponement in the event of a Market Disruption Event or an extension of the Maturity Date at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

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Maturity Date

If the maturity date stated on the cover of this pricing supplement is not a Business Day, the Maturity Date will be the next following business day. If the fifth Business Day before this day does not qualify as a valuation date (as described above), then the maturity date will be the third Business Day following the Final Valuation Date. The Calculation Agent may postpone the Final Valuation Date—and therefore the Maturity Date—if a Market Disruption Event occurs or is continuing on a day that would otherwise be the Final Valuation Date.

In the event that payment at maturity is deferred beyond the stated Maturity Date, penalty interest will not accrue or be payable with respect to that deferred payment.

If the Closing Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value for the ETNs on the Inception Date was $100 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

If the ETNs undergoes a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “FIEUIV Index”. CSi is responsible for computing and disseminating the Closing Indicative Value.

The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “SX5PGV <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “—Market Disruption Events.”

The “Exposure Fee,” on any ETN Business Day following the Inception Date will be equal to the product of (1) the Index Units as of the previous ETN Business Day times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

The Exposure Fee is deemed to be zero on the Inception Date and any day that is not an ETN Business Day. If the level of the Index decreases or does not increase sufficiently to offset the Exposure Fee (including the Financing Rate and the Investor Fee), any Rebalance Fee and the Early Redemption Charge, if applicable, over the term of the ETNs, you will receive less than the principal amount of your investment at maturity or upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Exposure Fee affects the overall value of the ETNs.

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The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.05% times (3) the Day Count Fraction.

The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.76% (76 basis points).

The “Reference Rate” will be equal to the 3 month US dollar LIBOR, which is the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

The “Intraday Indicative Value” will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FIEUIV Index” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.

The “Index Amount” on the Inception Date was 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including any Rebalance Date, the Index Units will be readjusted to equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Leverage Factor” is set to 2.0.

The “Day Count Fraction,” on any ETN Business Day, will be equal to (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.

An “Index Business Day” is any day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.

A “LIBOR Business Day” is any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

The “Quarterly Reference Date” is each quarterly date on the 5th of each third month, or if such date is not a LIBOR Business Day, the next successive LIBOR Business Day, commencing on and including the Inception Date.

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A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

The ETNs do not guarantee any return of principal. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, you will receive less than your initial investment amount at maturity, upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the ETN Fees affects the overall value of the ETNs.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Determination of the 3-Month USD LIBOR

For the purposes of calculating the Reference Rate, the 3-Month USD LIBOR will be the London interbank offered rate (British Banker’s Association) for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

If the 3-Month USD LIBOR cannot be determined as described above as of any date of determination, the 3-Month USD LIBOR for such date of determination will be determined on the basis of the rates at which three month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the 3-Month USD LIBOR for that date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the 3-Month USD LIBOR for such date of determination will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period commencing as such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the 3- Month USD LIBOR for that date of determination will be determined by the Calculation Agent.

Rebalance Event

If the Closing Indicative Value on any Trading Day is equal to or less than 60% of the Initial Indicative Value or the most recent Rebalanced Indicative Value, as the case may be, (each, a “Rebalance Event” and such day, a “Rebalance Trigger Date”), the following Trading Day will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs – Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the Rebalance Date. The “Rebalance Fee,” on any ETN Business Day that is not a Rebalance Date, will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) 0.05% times (2) the Closing Level of the Index on such Rebalance Date times (3) the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.

A Rebalance Event can occur on one or more occasions. Each Rebalance Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. As a result, a constant percentage increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This also means that you would not recover your investment even if the Index level were to increase to the Initial

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Index Level (or to the level of the Index on the most recent Rebalance Trigger Date). In addition, each time a Rebalance Event occurs, you will incur the Rebalance Fee. This fee will reduce the value of your ETNs.

If no Rebalance Event has occurred, the “Rebalanced Indicative Value” will be the Closing Indicative Value on the Inception Date. Otherwise, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until August 28, 2018 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.

The “Early Redemption Charge” will equal the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Redemption Procedures

you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 10:00 a.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 10:00 a.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom
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you hold your ETNs may, at its option, waive the requirement that the Redemption Notice be delivered as set acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 10:00 a.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 10:00 a.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Any ETNs previously redeemed by us at your option will be cancelled on the Early Redemption Date. Consequently, as of such Early Redemption Date, the redeemed ETNs will no longer be considered outstanding.

Acceleration at Our Option or Upon an Acceleration Event

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

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Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

If an Acceleration Event occurs, an “Acceleration Fee” equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Any ETNs previously redeemed by us at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

From the Inception Date to but excluding the date of the first Rebalance Event, an “Acceleration Event” will occur if the Intraday Indicative Value on any Trading Day is less than or equal to 40% of the Initial Indicative Value. From and after any Rebalance Event, an Acceleration Event will occur if the Intraday Indicative Value of the Index on any Trading Day is less than or equal to 40% of the Rebalanced Indicative Value.

Any ETNs accelerated following an Acceleration Event will be cancelled on the Acceleration Date. Consequently, as of such Acceleration Date, the ETNs will no longer be considered outstanding.

Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

In respect of the Index, a “Market Disruption Event” is:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of Index Components then constituting 20% or more of the level of the Index on the principal exchange on which the Index Components are traded for those securities for more than two hours of
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trading, or during the one-half hour period preceding the close of the principal trading session on the principal exchange on which the Index Components are traded;
(b)	a breakdown or failure in the price and trade reporting systems of the principal exchange on which the Index Components are traded for the Index as a result of which the reported trading prices for Index Components then constituting 20% or more of the level of the Index during the one-half hour preceding the close of the principal trading session on the principal exchange on which the Index Components are traded are materially inaccurate;
(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in equity securities related to the Index, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or
(d)	a decision to permanently discontinue trading in those related equity securities.

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Components or any instrument related to the Index Components or to adjust or unwind all or a material portion of any hedge position in the Index with respect to the ETNs.

For the purpose of determining whether a Market Disruption Event with respect to the Index exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index will be based on a comparison of (1) the portion of the level of the Index attributable to that security relative to (2) the overall level of the Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event in respect of the Index has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the principal exchange on which the Index Components are traded or the primary exchange or market for trading in equity securities related to the Index;
(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c)	a suspension of trading in equity securities related to the Index by the primary exchange or market for trading in such contracts, if available, by reason of:
•	a price change exceeding limits set by such exchange or market;
•	an imbalance of orders relating to such contracts; or
•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in equity securities related to the Index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which equity securities related to the Index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

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If the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on a Valuation Date or Rebalance Date, then that Valuation Date or Rebalance Date will be postponed to the first succeeding Trading Day on which the Calculation Agent determines that no Market Disruption Event exists in respect of the Index, unless the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on each of the five Trading Days immediately following the scheduled Valuation Date or Rebalance Date. In that case, (a) the fifth succeeding Trading Day following the scheduled Valuation Date or Rebalance Date will be deemed to be such Valuation Date for the Index, notwithstanding the Market Disruption Event in respect of the Index, and (b) the Calculation Agent will determine the closing level for the Index on that deemed Valuation Date or Rebalance Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event in respect of the Index using exchange-traded prices on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) or, if trading in any component comprising the Index has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the prices that would have prevailed on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed Valuation Date or Rebalance Date, of each component comprising the Index.

If a Market Disruption Event exists in respect of the Index during the Accelerated Valuation Period or Final Valuation Period, (such disrupted date, the “Disrupted Valuation Date”), all of the Valuation Dates that are scheduled to occur on consecutive Trading Days following such Disrupted Valuation Date, if any, will be postponed by the corresponding number of days by which such Disrupted Valuation Date is postponed as a result of such Market Disruption Event.

If the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Final Valuation Date, Valuation Date corresponding to an Early Redemption Date or last scheduled Valuation Date in the Accelerated Valuation Period, as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by CSi, as the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. The maximum aggregate stated principal amount of ETNs linked to the Index that we will issue under this pricing supplement will be $400,000,000, less the amount of such

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ETNs outstanding at any time. However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.

We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the equity securities included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the equity securities included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSi”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity, upon early redemption or acceleration, Market Disruption Events (see “—Market Disruption Events”), Business Days and Trading Days, the ETN Fees, the Closing Level of the Index on any ETN Business Day, the Maturity Date, any Early Redemption Dates, Rebalance Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. CSi will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, the occurrence of an Acceleration Event, calculation of default amounts and whether a Market Disruption Event has occurred. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although CSi obtains information for inclusion in or for use in calculations related to the ETNs from sources that CSi considers reliable, neither CSi nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any

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of the foregoing, in no event shall CSi or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.

Notwithstanding the foregoing, the Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.

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CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the equity securities included in the Index, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps, or other derivative or synthetic instruments relating to the Index or the equity securities included in the Index or other instruments linked to the Index or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the equity securities included in the Index. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

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Material United States Federal Income Tax Considerations

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•                a financial institution,

•                a mutual fund,

•                a tax-exempt organization,

•                a grantor trust,

•                certain U.S. expatriates,

•                an insurance company,

•                a dealer or trader in securities or foreign currencies,

•                a person (including traders in securities) using a mark-to-market method of accounting,

•                a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•                an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. In the opinion of Milbank, Tweed, Hadley & McCloy LLP, acting as special tax counsel (“Special Tax Counsel”), for U.S. federal income tax purposes, the securities should be treated as a prepaid financial contract with respect to the applicable Index that is eligible for open transaction treatment. Thus, we intend to so treat the securities. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities. If the securities were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The characterization of securities as contingent payment debt

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instruments under these rules is likely to be adverse. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as contingent payment debt instruments.

It is also possible that the IRS would seek to characterize your securities as regulated futures contracts or options that may be subject to the provisions of Code section 1256. In such case, the securities would be marked to market at the end of each taxable year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes. In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

However, even if the agreed-upon tax characterization of the securities (as described above) were upheld, it is possible that the IRS could assert that each reconstitution or rebalancing (collectively, “Rebalancing”) of the applicable Index is considered a taxable event to you. If the IRS were to prevail in treating each Rebalancing of the applicable Index as a taxable event, you would recognize capital gain or, possibly, loss on the securities on the date of each Rebalancing to the extent of the difference between the fair market value of the securities and your adjusted basis in the securities at that time. Such gain or loss generally would be short-term capital gain or loss.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of

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a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax. If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under certain section of the “Hiring Incentives to Restore Employment Act” (the “Act”), commonly referred to as “FACTA” and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” means any withholdable payment and any foreign passthru payment. Since we are a foreign financial institution under the relevant regulations, a portion of payments we make with respect to the securities may be treated as passthru payments. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, the tax withheld will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments, provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the recently finalized regulations described above, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or six months after the date that final regulations defining the term ”foreign passthru payment” are published. Accordingly, if you hold your securities through a foreign financial institution or foreign entity, a portion of any of your payments could be subject to 30% withholding.

Non-U.S. Holders

In general

In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a “Non-U.S. Holder”), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (i) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S.

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Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Act and regulations treat a “dividend equivalent” payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax. A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract; (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract; (c) the underlying security is not readily tradable on an established securities market; or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a specified equity-linked instrument (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment. An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend. An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, contingent payment debt instrument, or other contractual arrangement. The proposed regulations provide that, for payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition, which may include an acquisition after the original issuance of the security. A comparable test would apply to a specified ELI that is issued after final regulations to this effect are promulgated. The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract. If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI). If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.

The proposed regulations provide that a payment includes a dividend equivalent payment even if there is no explicit or implicit reference to a dividend with respect to the underlying. Where the notes reference an interest in more than one underlying security, each underlying security is treated as an underlying security in a separate NPC (or ELI) for purposes of determining whether such NPC (or ELI) is a specified NPC (or specified ELI) or an amount received is a substantially similar payment. The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to notes that are linked to certain indices or baskets.

If the notes are treated as ELIs and are issued prior to 90 days after final regulations adopting the rules in the proposed regulations are published, the proposed regulations should not apply to a Non-U.S. Holder; however, these rules will apply if finalized without regard to the date of issuance if the notes are treated as NPCs.

We will treat any portion of a payment or deemed payment on the securities that is or could be viewed as substantially similar to a U.S. sourced dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other

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qualifying documentation) is provided. Any such dividend equivalent also will be treated as a withholdable payment under FATCA. Non-U.S. Holders should consult their tax advisors regarding whether payments or deemed payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In 2008, the IRS and Treasury Department announced that they were considering whether holders of instruments such as the securities should be required to accrue income during the term of the securities, and solicited comments from taxpayers regarding other tax aspects of holding instruments like the securities. Additionally, members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities). These or other potential changes in law, regulations or other guidance could adversely affect the tax treatment of the securities and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law, regulation or guidance could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and recently finalized regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.

The Act further requires that, to the extent provided in regulations, the filing requirements described shall above also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”). No final regulations have been issued defining “specified domestic entities” and an IRS Notice provided that reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which date will not be before January 1, 2013.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder (or, following the finalization of applicable regulations, if you are a specified domestic entity). Specified domestic entities are not required to file Form 8938 until the proposed regulations are final. Penalties apply to any failure to file IRS Form 8938. Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable

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requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. As of February 23, 2015, there was $199,360,000 in stated principal amount of ETNs (1,993,600 ETNs) outstanding. We received proceeds equal to 100% of the offering price of ETNs sold on the Inception Date. After the Initial Settlement Date, additional ETNs may be issued and sold from time to time based on the Closing Indicative Value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. If these activities are commenced, they may be discontinued at any time.

We intend to receive proceeds equal to 100% of the offering price of the ETNs sold after the Inception Date.

We may deliver ETNs against payment therefor on a date that is greater than three Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the ETN Fees. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the ETN Fees paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any repurchases at the investor’s option. If you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding

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Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein as provided under Section 3(42) of ERISA and the regulations thereunder (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and Credit Suisse International, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) (A) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law and (B) neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs

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would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent. Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the issuer.

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ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re: Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes due September 10, 2018

Linked to the STOXX Europe 50® USD (Gross Return) Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the Pricing Supplement dated February 23, 2015, in the amounts and on the date set forth below.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 10,000 ETNs. The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

[insert number of ETNs offered for redemption by Credit Suisse]

Applicable valuation date:	,	20
Applicable redemption date:	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I

A-1

acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable valuation date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date. I also acknowledge that if this Offer for Redemption is received after 10:00 a.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE BY 10:00 A.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

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BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated: ________________
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re: Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes due September 10, 2018

Linked to the STOXX Europe 50® USD (Gross Return) Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due September 10, 2018 Linked to the STOXX Europe 50® USD (Gross Return) Index, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22542D100 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Date of _________________, with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated February 23, 2015 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (10,000 ETNs)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

 DTC # (and any relevant sub-account):

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$ 400,000,000

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes

due September 10, 2018

Linked to the STOXX Europe 50® USD (Gross Return) Index

February 23, 2015

Credit Suisse